SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BNCCORP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed minimum aggregate value of transaction:

          5)   Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  BNCCORP, INC.
                                  322 East Main
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 19, 2002



     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Arizona Time) on Wednesday, June 19, 2002, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, to consider and take action upon the following matters:

     1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified; and

     2. To consider and vote upon a proposal to approve and ratify the BNCCORP, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors.

     The Board of Directors has set the close of business on Friday, April 26, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                           By Order of the Board of Directors



                                           Annette Eckroth
                                           Secretary
Bismarck, North Dakota
May 17, 2002

                                  BNCCORP, INC.
                                  322 EAST MAIN
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT

     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 19, 2002 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 26, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,696,929 shares of Common Stock outstanding. This Proxy Statement and BNC's 2001 Annual Report are being mailed to each stockholder of record on the Record Date commencing May 17, 2002.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval and ratification of the BNCCORP, Inc. 2002 Stock Incentive Plan (the "2002 Stock Incentive Plan") set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by a plurality vote and the ratification of the 2002 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     Abstentions will be treated as present both for purposes of determining a quorum and the ratification of the 2002 Stock Incentive Plan. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies, and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote"), then shares not voted (other than for the election of directors) will be counted as not present and not cast with respect to such proposal. Accordingly, broker non-votes will have no effect on the election of directors or the ratification of the 2002 Stock Incentive Plan, but abstentions will have the effect of a vote against the ratification of the 2002 Stock Incentive Plan and have no effect on the election of directors.




                        PROPOSAL 1: ELECTION OF DIRECTORS

General


     At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his or her successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Dr. Forte-Pathroff and Messrs. Johnsen and Woodcox and as members of the class to serve until the 2005 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

     The following table provides certain information, as of April 26, 2002, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                                                    Principal Occupation, Period of Service                          Board Committee
         Name and Age                                as a Director, Business Experience and                            Memberships
                                                               Other Information
------------------------------------------------------------------------------------------------------------------------------------

NOMINEES:

Forte-Pathroff, Denise,    45  Dr. Forte-Pathroff has been a director since November 2000. She had served as a      Member of Audit
M.D                            director of BNC National Bank from April 1994 to November 2000. Dr. Forte-Pathroff   Committee
                               is a board certified Dermatologist. Dr. Forte-Pathroff is an Assistant Clinical
                               Professor of Medicine at the University of North Dakota School of Medicine, a
                               member of the North Dakota Board of Medical Examiners, a member of the board of
                               Medcenter One School of Nursing and a member of the Advisory Board to the
                               Burleigh County Extension Service. She is President of DFP, Inc., a cosmetics company that develops and markets skin care products, and Headspin, Inc., which markets a child anti-abduction system patent.

Johnsen, Richard M., Jr.   57  Mr. Johnsen, who has been a director of BNC since June 1995, has served since        Member of Audit
                               1979 as Chairman of the Board and Chief Executive Officer of Johnsen Trailer         Committee
                               Sales, Inc., which sells and services trailers in Bismarck and Fargo, North
                               Dakota. Since 1990, Mr. Johnsen has also been a partner in Johnsen Real Estate
                               Partnership, which owns and operates rental property in Bismarck and Fargo,
                               North Dakota.

Woodcox, Jerry R.          59  Mr. Woodcox, who has been a director of BNC since June 1995, has served since        Member of
                               1970 as President of Arrowhead Cleaners and Laundry, Inc., a laundry and dry         Compensation
                               cleaning services business operating in Bismarck, North Dakota. Mr. Woodcox has      Committee
                               also served as a Burleigh County Commissioner since his election to the
                               Commission in February 2001.
OTHER DIRECTORS:

Cleveland, Gregory K.      54  Mr. Cleveland, a Certified Public Accountant, has served as an executive officer     Member of
                               and director of BNC since its inception in 1987. He has served as President of       Executive
                               BNC since March 1995 and as Chief Executive Officer since November 2000. He          Committee
                               served as Chief Financial Officer of BNC from February 1994 to January 1998 and as Chief Operating Officer from January 1998 to November 2000.  Mr. Cleveland's term on the Board of Directors will expire in 2004.

Erickson, David A.         61  Mr. Erickson, who has been a director since November 2000, previously served on      N/A
                               BNC National Bank's Board of Directors from July 1995 to November 2000. Mr.
                               Erickson retired from banking in 2001, after having served as Executive Vice
                               President of BNC National Bank and as President of First National Bank of Linton
                               (which merged with BNC National Bank in 1995). Mr. Erickson's term on the Board of Directors will expire in 2003.

Hipp, John A., M.D.        55  Dr. Hipp, who has been a director of BNC since 1988, has practiced medicine in       Member of
                               Bismarck since 1980 as a principal in Pathology Consultants, a professional          Compensation
                               corporation specializing in medical laboratory and computer consulting services.     Committee and
                               Dr. Hipp is board certified in anatomic and clinical pathology by the American       Audit Committee
                               Board of Pathology. Dr. Hipp's term on the Board of Directors will expire in 2004.

Rebel, Brenda L.           43  Ms. Rebel, a Certified Public Accountant, has been a director of BNC since           N/A
                               September 1999 and has served as Chief Financial Officer and Senior Vice
                               President since January 1998.  She served as Vice President - Corporate
                               Controller from August 1995 to January 1998 and as Vice President - Regulatory
                               Compliance from June 1991 to July 1995. Ms. Rebel's term on the Board of
                               Directors will expire in 2003.



Scott, Brad J.             45  Mr. Scott,  who has been a director of BNC since May 1994, has served as President   N/A
                               of BNC National  Bank's  Bismarck branch since November 2000. Mr. Scott had served as an Executive  Vice President of BNC National Bank from January 1997 to November
                               2000 and as BNC's Chief  Credit  Officer  between July 1992 and January  1997.  He joined BNC in January  1991 as the Senior Vice  President of  Commercial  Lending.
                               Mr. Scott's term on the Board of Directors will expire in 2003.

Scott, Tracy J.            54  Mr. Scott, a Certified Public Accountant,  has served as Chairman of the Board and   Member of
                               a director  of BNC since he and  Gregory K.  Cleveland  founded  BNC in 1987.  Mr.   Executive
                               Scott served as Chief  Executive  Officer of BNC until  November 2000. Mr. Scott's   Committee
                               term on the Board of Directors will expire in 2004.
OTHER EXECUTIVE OFFICERS:

Burke, Patricia L.         45  Ms. Burke serves as General Counsel for BNC. Ms. Burke joined BNC in May 1999.       N/A
                               Prior to that time she was employed as State's Attorney for Burleigh County in
                               North Dakota for 12 years.

Cleveland Goll, Shawn      33  Ms.  Cleveland  Goll has served as Chief  Operating  Officer of BNC National  Bank   N/A
                               since  September  1999 and as  Compliance  Officer  since July 1995.  Ms.  Goll, a
                               Certified Public Accountant and a Certified Regulatory Compliance Manager,  joined
                               BNC in 1992 as an internal  auditor.  She is the daughter of Gregory K. Cleveland.
                               Ms. Cleveland Goll serves on BNC National Bank's Board of Directors.

Peiler, Mark E.            31  Mr. Peiler, who holds the Chartered Financial Analyst  designation,  has served as   N/A
                               Investment  Officer  for BNC since  May 1998 and as Vice  President  -  Investment
                               Officer since  November  2000.  From 1997 to 1998,  Mr. Peiler served as Assistant
                               Vice  President/Asset  Liability Management with MidAmerica Bank, and from 1996 to
                               1997  as  Financial  Analyst  with  BancServices   Company,   MidAmerica's  parent
                               company.  From 1995 to 1996, he was a Registered  Representative  with  Prudential
                               Preferred in St. Louis Park, Minnesota.

Board of Directors Meetings and Committees


     During 2001, the Board held four meetings and six informal meetings where the non-employee directors were provided with updates about ongoing Company business. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 2001 the Audit Committee met twice, the Compensation Committee met once, and the Executive Committee did not meet. During 2001 each director attended at least 75 percent of the total of the full Board and committee meetings where he/she was a member. Messrs. Cleveland and B. Scott did not attend 75% of the informal meetings due to their travel obligations related to the Company's development of the Arizona market. Ms. Rebel and Mr. Erickson were also unable to attend 75% of the informal meetings.


     The members of the Executive Committee are Tracy J. Scott and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

     The Audit Committee, on which Mr. Johnsen and Drs. Forte-Pathroff and Hipp serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

     The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Dr. Hipp and Mr. Woodcox.

Director Compensation

     Each director who is not an employee of BNC is paid a director's fee of $7,200 per year and fees of $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.


Principal Stockholders

     The following table sets forth, as of April 15, 2002, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.

                                                                    Percent of
                                                Number of Shares   Outstanding
     Name of Beneficial Owner (1)             Beneficially Owned   Common Stock
     ----------------------------             ------------------   ------------

     Tracy J. Scott........................... 131,517 (2)(3)(4)       5.4%
     Gregory K. Cleveland..................... 125,333 (2)(3)(5)       5.2%
     Brad J. Scott............................  60,910 (2)(3)          2.5%
     Brenda L. Rebel..........................  11,038 (2)(3)          *
     Shawn Cleveland Goll.....................   8,380 (2)(3)          *
     David A. Erickson........................ 161,691 (2)(6)          6.8%
     Denise Forte-Pathroff, M.D...............  58,911 (3)(7)          2.5%
     John A. Hipp, M.D........................  88,150 (3)(8)          3.7%
     Richard M. Johnsen, Jr...................   5,650 (3)             *
     Jerry R. Woodcox.........................   4,050 (3)             *
     Kenneth Hilton Johnson................... 123,000                 5.1%
     BNC National Bank, as Trustee
         (the "Trustee") of the BNCCORP, Inc.
         401(k) Savings Plan (9).............. 194,160                 8.1%
     All directors and executive officers as
         a group (12 persons)................. 657,480 (2)(3)         26.6%

--------------------
*Less than 1 percent.

     (1) The address of Mr. T. Scott, Mr. Cleveland and Mr. Erickson is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501; the address of Mr. K.H. Johnson is c/o Henderson & Lyman, 111 W. Jackson Blvd, Chicago, Illinois, 60604; and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.

     (2) Includes the following number of shares allocated to such individual's account as of April 15, 2002 under the Company's 401(k) Savings Plan:
          Mr. T. Scott (19,059),  Mr. Cleveland (4,196),  Mr. B. Scott (23,214),
          Ms. Rebel (5,932), Ms. Cleveland Goll (4,684), Mr. Erickson (38,871), and all directors and executive officers as a group (96,806).

     (3) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (17,234), Mr. Cleveland (29,657), Mr.
          B. Scott (14,013), Ms. Rebel (4,305), Ms. Cleveland Goll (3,400), Dr. Forte-Pathroff (650), Dr. Hipp (650), Mr. Johnsen (650), Mr. Woodcox
          (650) and all directors and executive officers as a group (71,809).

     (4)  Includes 1,000 shares owned by Mr. Scott's children.

     (5) Includes 78,480 shares owned by Mr. Cleveland's wife and 13,000 shares under Gregory K. Cleveland PC Employees' Defined Benefit Plan.

     (6)  Includes 38,820 shares owned by Mr. Erickson's wife.

     (7) Includes 25,873 shares under Robert A. Pathroff, M.D. P.C. Profit Sharing Plan and 68 shares owned by Dr. Forte-Pathroff's children.

     (8) Includes 87,500 shares owned by John A. Hipp and Barbara K. Hipp LLLP#1, a limited liability limited partnership.

     (9) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.


Compensation of Executive Officers

     The following table summarizes the compensation that BNC paid to its chief executive officer and each of its four most highly compensated executive officers during the three-year period ended December 31, 2001 whose total annual salary and bonus exceeded $100,000.

                                                                                    Long-Term Compensation
                                                                          ---------------------------------------
                                             Annual Compensation                   Awards              Payouts
--------------------------- -------   ----------------------------------  ------------------------  -------------
                                                                          Restricted   Securities      Long-Term       All Other
      Name and principal                                   Other Annual     Stock      Underlying    Incentive Plan   Compensation
         position             Year     Salary     Bonus    Compensation   Awards ($)   Options (#)     Payouts ($)       (1)(2)
--------------------------- -------   ---------  --------- -------------  ------------ -----------   ------------- -----------------

Tracy J. Scott...........     2001    $200,000          -             -             -       8,000               -        $9,700
   Chairman of the Board      2000     200,000          -             -             -           -               -         7,284
                              1999     200,000          -             -             -           -               -         6,398


Gregory K. Cleveland.....     2001     200,000          -             -             -      24,000               -         9,697
   President and Chief        2000     175,000          -             -             -           -               -         7,291
    Executive Officer         1999     175,000          -             -             -           -               -         6,398



Brad J. Scott............     2001     150,000          -             -             -      15,000               -         5,429
   President, BNC             2000     120,000     $2,822             -             -           -               -         5,834
    National Bank,            1999     120,000     48,234             -             -           -               -         5,198
    Bismarck Branch

Brenda L. Rebel..........     2001     100,000          -             -             -       5,000               -         6,240
   Chief Financial            2000     100,000          -             -             -           -               -         5,636
    Officer  and Senior       1999      76,926          -             -             -           -               -         4,325
    Vice President


Shawn Cleveland Goll.....     2001     100,000          -             -             -       5,000               -         5,179
   Chief Operating            2000      84,326          -             -             -           -               -         4,436
    Officer and               1999      50,004          -             -             -           -               -         2,647
    Compliance Officer,
    BNC National Bank

--------------------

(1) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($5,250 in 2001, $5,250 in 2000 and $5,000 in 1999), Mr. Cleveland ($5,250 in 2001, $5,250
     in 2000 and $5,000 in 1999),  Mr. B. Scott ($5,250 in 2001,  $5,250 in 2000
     and $5,000 in 1999);  Ms. Rebel ($5,051 in 2001,  $5,078 in 2000 and $4,127
     in 1999), and Ms. Cleveland Goll ($5,000 in 2001, $4,215 in 2000 and $2,500
     in 1999); (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts:
     Mr. T.  Scott  ($3,049  in 2001,  $1,567 in 2000 and  $1,398 in 1999),  Mr.
     Cleveland ($3,046 in 2001, $1,574 in 2000 and $1,398 in 1999), Mr. B. Scott
     ($179 in 2001,  $221 in 2000 and $198 in 1999),  Ms.  Rebel  ($179 in 2001,
     $221 in 2000, and $198 in 1999), and Ms. Cleveland Goll ($179 in 2001, $221
     in 2000 and $147 in 1999); and (iii) payments to allow executives to purchase long-term disability insurance previously paid for by the Company:
     Mr. T. Scott ($1,401 in 2001 and $467 in 2000);  Mr.  Cleveland  ($1,401 in
     2001 and $467 in 2000);  Mr. B. Scott ($363 in 2000);  Ms. Rebel ($1,010 in
     2001 and $337 in 2000), and Ms. Cleveland Goll ($326 in 2000).


(2) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

Options/SAR Grants During 2001

     Under the BNCCORP, Inc. 1995 Stock Incentive Plan (the "1995 Stock Incentive Plan") the Company granted 88,000 stock options to employees on January 5, 2001, at an exercise price equal to the market price on the date of grant. Beginning one year following the grant date, the employee's options vest in 20% increments each year until fully vested five years after the grant date. The options expire ten years after the grant date. During 2001, the Company also granted 17,000 stock options to newly hired management personnel. These options, which were all issued with exercise prices equal to the market price on the date of grant, vest in various increments over various time periods and expire ten years after the grant dates. The number of options and percent of total options granted to the Company's chief executive officer and each of its most highly compensated executive officers in 2001, whose annual salary and bonus exceeded $100,000, is set forth in the following table.



                                        Option Grants in 2001
                                           Individual Grants
                         -------------------------------------------------------
         Name            Exercisable  Unexercisable  Exercisable  Unexercisable
        ------           ------------ -------------  -----------  --------------

     Tracy J. Scott         8,000         7.6         $5.94      January 5, 2011
     Gregory K. Cleveland  24,000        22.9         $5.94      January 5, 2011
     Brad J. Scott         15,000        14.3         $5.94      January 5, 2011
     Brenda L. Rebel        5,000         4.8         $5.94      January 5, 2011
     Shawn Cleveland Goll   5,000         4.8         $5.94      January 5, 2011


Aggregated  Option/SAR  Exercises  in Last Fiscal Year And  Year-end  Option/SAR
Values

     The number and value of unexercised stock options held by the Company's chief executive officer and each of its most highly compensated executive officers at December 31, 2001, whose annual salary and bonus exceeded $100,000, is set forth in the following table. The Company has not granted any stock appreciation rights. No stock options were exercised by these individuals during the year ended December 31, 2001.

                                                    Value of Unexercised
                         Number of Unexercised      In-the-Money Options
                    Options at December 31, 2001   at December 31, 2001 (1)
                    ----------------------------  ---------------------------
                    Exercisable  Unexercisable    Exercisable  Unexercisable
                    ------------ --------------   -----------  --------------
Tracy J. Scott         13,234       12,800          $    0       $   10,720
Gregory K. Cleveland   20,057       33,600               0           32,160
Brad J. Scott           9,213       18,600               0           20,100
Brenda L. Rebel         2,705        6,200               0            6,700
Shawn Cleveland Goll    1,800        6,200               0            6,700

--------------------

(1) Calculated based on the market price at December 31, 2001, less the share price to be paid upon exercise.


         The following table summarizes information relative to the Company's equity-based compensation plans as of December 31, 2001:

                                              (a)                            (b)                             (c)
                                    ---------------------------     ------------------------   -----------------------------------
                                                                                                Number of securities remaining
                                    Number of securities to           Weighted-average           available for future issuance
                                    be issued upon exercise           exercise price of        under equity compensation plans
                                    of outstanding options,         outstanding options,       (excluding securities reflected
        Plan Category                 warrants and rights            warrants and rights                in column (a)
-------------------------------    ---------------------------     ------------------------   -----------------------------------
Equity compensation plans                   208,408                        $10.37                           14,894
approved by security holders
-------------------------------    ---------------------------     ------------------------   -----------------------------------
Equity compensation plans not                 N/A                            N/A                             N/A
approved by security holders


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No executive officer of the Company served in 2001 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, Dr. Hipp and Mr. Woodcox (the "Committee"), provides overall guidance as to the Company's executive compensation programs and administers the Company's stock option plan.

The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees of the Company should be competitive with other similar size companies in the financial services industry while, within the Company, being fair and discriminating on the basis of individual performance. Awards of stock options are intended to retain executives and key employees and to motivate them to improve long-term stock market performance.

Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of base salary and incentive bonuses. Equity based opportunities are provided on a long-term basis under the 1995 Stock Incentive Plan.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position. An executive's position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime determinant. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer banks. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive's performance. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

Incentive Bonuses. In June 1995, the Company adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance "triggers" which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets, such as average return on stockholders' equity, are not achieved. Designated individuals are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

No incentive bonuses were paid to executive officers during 2001 because the Company did not achieve its targeted financial performance.

Stock Incentive Plan. In June 1995, BNC adopted the 1995 Stock Incentive Plan to provide long-term incentives to its key employees, including officers who are employees of BNC (the "Eligible Employees"). Under the 1995 Stock Incentive Plan, which is administered by the Committee, BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the 1995 Stock Incentive Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

Compensation of the Chief Executive Officer. The Committee makes recommendations to the Board regarding the compensation of the Chief Executive Officer (the
"CEO"). The CEO does not participate in discussions about his compensation matters or in recommendations by the Committee of his compensation. The Board must approve all compensation actions regarding the CEO. The CEO's base salary was adjusted $25,000 for the 2001 fiscal year.

Submitted by the Compensation Committee: John A. Hipp, M.D. / Jerry R. Woodcox

Audit Committee

The Audit Committee of the Board of Directors, which is comprised of three non-employee directors, Mr. Johnsen and Drs. Forte-Pathroff and Hipp (the "Audit Committee"), provides oversight with respect to financial reporting, regulatory requirements, and the performance and independence of the Company's external auditor. The current members of the Audit Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards.

Audit Committee's Report on Audit Matters

Audited Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements of the Company for 2001 with the Company's management.

Required Matters. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditor for 2001 (the "Auditor"), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU ss. 380), as may be modified or supplemented. Relative to earnings and the quality of earnings, including the application of accounting principles, estimates and disclosure format, Arthur Andersen acknowledged that BNC has followed accounting principles generally accepted in the United States and that disclosures are made appropriately in the audited financial statements and the 10-K Annual Report.

Independent Auditor's Fees. For its 2001 services, the Company paid the Auditor the following fees:

o Audit Fees: $97,500 for services rendered for the review of the Company's quarterly financial statements and audit of the Company's annual financial statements for 2001 including all statutory audits;
o    Technology/Systems Audit: $22,000;
o    All Other Fees: $37,500.


Independence Disclosure. The Audit Committee has received written disclosures and the letter from the Auditor as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the Auditor the Auditor's independence. The Audit Committee also considered whether the Auditor's provision of non-audit services to the Company was compatible with the Auditor's independence.


Audit Committee Recommendation. Based upon its review and discussion of the audited financial statements of the Company for 2001 with management, discussion of required matters with the Auditor, and receipt of written independence compliance from the Auditor, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing for the 2001 fiscal year with the Securities and Exchange Commission.

Submitted by the Audit Committee: Denise Forte-Pathroff, M.D. / Richard M. Johnsen, Jr. / John A. Hipp, M.D.


Selection of Independent Auditors

Our Board of Directors customarily asks that stockholders ratify the Board's appointment of our independent auditors. Arthur Andersen LLP has served as our independent auditors since 1995. Arthur Andersen resigned effective April 5, 2002 and our Audit Committee and Board of Directors have recently asked other "Big Five" accounting firms to submit proposals to serve as our independent auditors for 2002.


Arthur Andersen audited our financial statements for 2001 and we have invited one or more of their representatives to attend the meeting. We have asked that any representatives who attend be available to respond to appropriate questions and we will provide them with an opportunity to make a statement.

Performance Graph

     The graph below compares the cumulative total stockholder return of BNC's Common Stock from December 31, 1996 to December 31, 2001 with the cumulative total return of the S&P 500 Index and the NASDAQ Bank Stock Index. The performance graph assumes $100 invested in BNC's Common Stock and each of the S&P 500 Index and the NASDAQ Bank Stock Index on December 31, 1996 and, for the two indices, the reinvestment of dividends.

                                (GRAPH OMITTED)


                        12/31/96 12/31/97  12/31/98  12/31/99  12/31/00 12/31/01
                        -------- --------  --------  --------  -------- --------

      The Company        $100.00  $131.00  $ 86.00    $ 47.00   $ 47.50  $ 58.24
      S & P 500 Index     100.00   133.45   172.19     208.54    189.97   167.59
      NASDAQ Bank Stock
         Index            100.00   167.43   166.35     159.91    182.40   197.48


Employment Agreements

     BNC has employment agreements with each of Tracy J. Scott and Gregory K. Cleveland (the "Executives"). Each of the Executive's employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Committee. The employment agreements with Messrs. Scott and Cleveland, each entered into in May 1995, provide for minimum annual salaries of $156,000 and $128,000, respectively. Each of the employment agreements had an initial term of three years and now automatically renews for consecutive one-year terms unless either the Company or the Executive terminates the agreement upon 90 day's notice prior to such automatic renewal.

     Under the employment agreements, each Executive receives such benefits as the Company provides under its employee benefits plan for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of the Company. If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in the agreements), or if they terminate their employment for good reason (as defined in the agreements), or following a change in control (as defined in the agreements), then the Company must pay them a lump-sum amount equal to three times their current annual compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with NASDAQ Stock Market. BNC believes that all of the persons obligated to file these reports complied with all the filing requirements applicable to them with respect to transactions during 2001.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The executive  officers,  directors and principal  stockholders  of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC National Bank (the "Bank"), and it is anticipated that such parties will continue to be customers of the Bank in the future. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2001, the aggregate balance of the Bank's loans and advances under existing lines of credit to these parties, exclusive of loans to any such persons which in the aggregate did not exceed $60,000, was approximately $1.8 million or .56% of the Bank's total loans.


                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                   THE BNCCORP, INC. 2002 STOCK INCENTIVE PLAN

     Upon the recommendation of the Compensation Committee, the Board of Directors has, subject to ratification by the stockholders, approved the 2002 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General

     The Board believes that the growth of the Company depends upon the efforts of its officers and key employees and that the 2002 Stock Incentive Plan will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing stockholder value. The 2002 Stock Incentive Plan has been adopted by the Board of Directors, subject to approval by the stockholders at the Annual Meeting. The primary features of the 2002 Stock Incentive Plan are summarized below. This summary is qualified in its entirety, however, by reference to the 2002 Stock Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Proposal

     The Board of Directors believes that providing members of management and key personnel with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, fewer than 18,000 shares of Common Stock remain available for grant under the Company's 1995 Stock Incentive Plan. The Board believes that adoption of the new 2002 Stock Incentive Plan is necessary to provide the Company with the continued ability to attract, retain and
motivate  key   personnel  in  a  manner  that  is  tied  to  the  interests  of stockholders.

Terms of the Plan

     Administration of the Plan. The Compensation Committee of the Board (the "Committee") administers the 2002 Stock Incentive Plan and has authority to make awards under the 2002 Stock Incentive Plan, to set the terms of the awards, to interpret the 2002 Stock Incentive Plan, to establish any rules or regulations relating to the 2002 Stock Incentive Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the 2002 Stock Incentive Plan. Subject to the limitations specified in the 2002 Stock Incentive Plan, the Committee may delegate its authority to appropriate personnel of the Company.

     Eligibility. Officers and key employees of the Company (including officers who are also directors of the Company) will be eligible to receive awards ("Incentives") under the 2002 Stock Incentive Plan when designated as 2002 Stock Incentive Plan participants. The Company currently has approximately 49 officers and 315 employees eligible to receive Incentives under the 2002 Stock Incentive Plan. Over the past several years the Company has granted awards to all of its officers and its key employees under its 1995 Stock Incentive Plan. The 2002 Stock Incentive Plan also permits consultants and advisers to receive Incentives, although the Committee has no current intention to award Incentives to consultants or advisers. Incentives under the Plan may be granted in any one or a combination of the following forms:

o incentive stock options under Section 422 of the Internal Revenue Code (the "Code")
o    non-qualified stock options
o    restricted stock, and
o    other stock-based awards.

     Shares Issuable through the 2002 Stock Incentive Plan. Subject to certain adjustment provisions described below, a total of 125,000 shares of Common Stock are authorized to be issued under the 2002 Stock Incentive Plan, representing approximately 4.6% of the outstanding shares of Common Stock as of April 26, 2002. There are currently options to acquire approximately 208,408 shares of Common Stock outstanding under the 1995 Stock Incentive Plan. On April 26, 2002, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $7.71.


     Limitations and Adjustments to Shares Issuable through the 2002 Stock Incentive Plan. Incentives relating to no more than 50,000 shares of Common Stock may be granted to a single participant in one calendar year. No more than 25,000 shares of Common Stock may be issued as restricted stock or other stock-based awards.


     For purposes of determining the maximum number of shares of Common Stock available for delivery under the 2002 Stock Incentive Plan, shares of Common Stock that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants' applicable tax withholding obligations will not be deemed to have been delivered under the 2002 Stock Incentive Plan. Also, if the exercise price of any stock option granted under the 2002 Stock Incentive Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 2002 Stock Incentive Plan. No more than 125,000 shares, however, may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code. Shares withheld or delivered to cover taxes or shares delivered in payment of the exercise price will not be credited against the 125,000 share limit applicable to incentive stock options. In addition, if the delivery of any shares earned under an Incentive is deferred for any reason, any additional shares attributable to dividends during the deferral period will be disregarded for purposes of counting the maximum number of shares of Common Stock that may be issued.


     Proportionate adjustments will be made to all of the share limitations provided in the 2002 Stock Incentive Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

     Amendments to the 2002 Stock Incentive Plan. The Board may amend or discontinue the 2002 Stock Incentive Plan at any time. However, the stockholders must approve any amendment that would:

o materially increase the benefits accruing to participants under the 2002 Stock Incentive Plan
o increase the number of shares of Common Stock that may be issued under the 2002 Stock Incentive Plan, or
o materially expand the classes of persons eligible to participate in the 2002 Stock Incentive Plan.

     No amendment or discontinuance of the 2002 Stock Incentive Plan may materially impair any previously granted Incentive without the consent of the recipient.

     Types of Incentives. The types of Incentives that may be granted under the 2002 Stock Incentive Plan are described below:

     Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of grant. The term of an option will also be determined by the Committee, provided that the term may not exceed 10 years. The Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

     The option exercise price may be paid:

o    in cash
o    by check
o    by delivery of shares of Common  Stock,  subject to certain  limitations
o through a "cashless" exercise arrangement with a broker approved by the Company, or
o    in any other manner authorized by the Committee.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

     Restricted Stock. Shares of Common Stock may be granted by the Committee to an eligible participant and made subject to restrictions on sale, pledge or other transfer for a certain period (the "Restricted Period"). Except for shares of restricted stock that vest based on the attainment of performance goals, the Restricted Period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, a minimum Restricted Period of one year with incremental vesting is allowed. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the 2002 Stock Incentive Plan, a participant receiving restricted stock will have all of the rights of a stockholder as to such shares.

     Other Stock-Based Awards. The 2002 Stock Incentive Plan also authorizes the Committee to grant participants awards of shares of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Common Stock ("other stock-based awards"). The Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock, except that the Committee may make special grants of other stock-based awards with respect to an aggregate of up to 12,500 shares of Common Stock (subject to adjustment as permitted in the 2002 Stock Incentive Plan) that do not meet the minimum vesting requirements.

     Performance-Based Compensation under Section 162(m). Stock options granted in accordance with the terms of the 2002 Stock Incentive Plan will qualify as performance-based compensation under Section 162(m) of the Code and will be deductible by the Company for federal income tax purposes. Grants of restricted stock or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) in order to be fully deductible must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, or increase in revenues, operating revenues, cash flow or customers of the Company, of one or more operating divisions or subsidiaries. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

     The Committee has authority to use different targets from time to time under the performance goals provided in the 2002 Stock Incentive Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

     Termination of Employment. If a participant ceases to provide services to the Company for any reason, including death, his outstanding Incentives may be exercised or will expire at such time or times as may be determined by the Committee and described in the incentive agreement.

     Change of Control. In the event of a change of control of the Company, as defined in the 2002 Stock Incentive Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived. In addition to the foregoing, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate,
(ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the change of control value of a share of Common Stock, calculated as described in the 2002 Stock Incentive Plan, over the exercise price, (iii) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive will become an option to purchase the number and class of securities or other property to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.

     Loans to Participants. In order to assist a participant in acquiring shares of Common Stock, the Committee may authorize the Company to loan cash to the participant to cover the associated exercise price or the participant's tax liability. The terms of the loan will be determined by the Committee. The participant may not borrow an amount greater than the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability.

     Transferability of Incentives. Under the 2002 Stock Incentive Plan, participants may not transfer, pledge, assign or otherwise encumber their Incentives except:

o    by will
o    by the laws of descent and distribution
o    pursuant to a domestic relations order, or
o in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members, if permitted by the Committee and if so provided in the participant's stock option agreement.

     Payment of Withholding Taxes. The Company may withhold from any payments or stock issuances under the 2002 Stock Incentive Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or have the Company withhold, from the shares the participant would otherwise receive, shares of Common Stock having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee's right of disapproval.

Awards To Be Granted

     If the stockholders approve the 2002 Stock Incentive Plan at the Annual Meeting, grants of awards to key employees, officers, consultants and advisors will be made in the future in the discretion of the Committee.

Federal Income Tax Consequences of Stock Options

     Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

     When a non-qualified stock option is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock acquired and the aggregate fair market value of the shares of Common Stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the income realized by the participant.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Holding Periods"). An employee disposing of such shares before the expiration of the Holding Periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Holding Periods.

     If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the Holding Period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable Holding Period, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable Holding Period has been met on the date of exercise, there will be no income recognition and the basis and the Holding Period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new Holding Period and have a zero basis.

     If, upon a change in control of the Company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in control. An "excess parachute payment", with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

Vote Required

     Approval of the 2002 Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting.

     The Board unanimously recommends that the stockholders vote FOR the proposal to approve the 2002 Stock Incentive Plan.

                            AVAILABILITY OF FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

                  Brenda L. Rebel
                  Chief Financial Officer
                  BNCCORP, INC.
                  322 East Main
                  Bismarck, ND 58501



                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

     Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2003 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 2, 2003.

     Under BNC's By-laws, advance notice of stockholder proposals must be received by April 19, 2003 in order to be considered at the 2003 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                                            By Order of the Board of Directors


                                            Annette Eckroth
                                            Secretary
Bismarck, North Dakota
May 17, 2002

                                                                      Appendix A






                                BNCCORP, INC.
                          2002 STOCK INCENTIVE PLAN



     1. Purpose. The purpose of the 2002 Stock Incentive Plan (this "Plan") of BNCCORP, Inc. ("BNCCORP") is to increase stockholder value and to advance the interests of BNCCORP and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate officers, key employees, consultants and advisors and to strengthen the mutuality of interests between such persons and BNCCORP's stockholders. Incentives may consist of options to purchase shares of BNCCORP's common stock, $.01 par value per share (the "Common Stock"), shares of restricted stock or other stock-based awards the value of which is based upon the value of the Common Stock, all on terms determined under this Plan. As used in this Plan, the term "subsidiary" means any corporation, limited liability company or other entity of which BNCCORP owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

     2. Administration.

          2.1 Composition. This Plan shall be administered by the compensation committee of the Board of Directors of BNCCORP, or by a subcommittee of the compensation committee. The committee or subcommittee that administers this Plan shall hereinafter be referred to as the "Committee." The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder (collectively, "Section 162(m)").

          2.2 Authority. The Committee shall have authority to award Incentives under this Plan, to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of this Plan. Its decisions concerning matters relating to this Plan shall be final, conclusive and binding on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under this Plan to directors in their capacities as such.

     3. Eligible Participants. Key employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under this Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or
Section 162(m), the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size, type and terms of the Incentives to be received by those participants and to determine any performance objectives for those participants; provided; however that the exercise price of any stock options granted pursuant to such delegation of authority shall be, unless otherwise determined by the Committee, equal to the Fair Market Value of a share of Common Stock on the later of the date of grant or the date the participant's employment with the Company commences. Any such delegation by the Committee shall not include the authority to change or modify in any way the terms of a previously granted Incentive not specifically permitted to be delegated in this Section 3.

     4. Shares Subject to this Plan. The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be subject to the following:

          4.1 Type of Common Stock. The shares of Common Stock with respect to which Incentives may be granted under this Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          4.2 Maximum Number of Shares.  Subject to the other provisions of this
     Section 4, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under this Plan shall be 125,000 shares of Common Stock.

          4.3 Share Counting. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Common Stock are not delivered because the Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as Incentives and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under this Plan. If the exercise price of any stock option granted under this Plan or the applicable withholding taxes are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.

          4.4 Limitations on Number of Shares. Subject to Section 4.5, the following additional limitations are imposed under this Plan:

               (a) The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 125,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the Incentive price or applicable withholding taxes shall have no effect on this limitation.

               (b) The maximum number of shares of Common Stock that may be covered by Incentives granted under this Plan to any one individual during any one calendar-year period shall be 50,000.

               (c) The maximum number of shares of Common Stock that may be issued as restricted stock or Other Stock-Based Awards (as defined below) shall be 25,000 shares.

               (d) If, after shares have been earned under an Incentive, the delivery is deferred, any additional shares attributable to dividends paid during the deferral period shall be disregarded for purposes of the limitations of this Section 4.

          4.5 Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any option and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.

     5. Stock Options. The Committee may grant incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          5.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

          5.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

          5.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 9.4 and 9.13, the term of each stock option shall be determined by the Committee, but may not exceed ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

          5.4 Repurchase. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

          5.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee, provided that all such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

          5.6 Incentive Stock Options. Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options.

               (a) Any incentive stock option authorized under this Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

               (b) No incentive stock option shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

               (c) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

          5.7 Equity Maintenance. If a participant exercises an option during the term of his employment with the Company, and pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock owned by the participant, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the business day immediately preceding the respective dates such additional options may be granted. The grant of such additional options under this Section 5.8 shall be made upon such other terms and conditions as the Committee may from time to time determine.

     6. Restricted Stock.

          6.1 Grant of Restricted Stock. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 8 and meet the additional requirements by imposed by Section 162(m).

          6.2 Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, the Restricted Period may be one year or more. Incremental periodic vesting of portions of the award during the Restricted Period is permitted. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant's death, disability, retirement or other termination of employment by the Company and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 9.13 upon a Change of Control of the Company.

          6.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

            The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the BNCCORP, Inc. 2002 Stock Incentive Plan (the "Plan") and an agreement entered into between the registered owner and BNCCORP, Inc. thereunder. Copies of this Plan and the agreement are on file and available for inspection at the principal office of the Company.

          6.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

          6.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 4.5 due to a recapitalization, stock split or other change in capitalization.

          6.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 6.2 and in the Incentive Agreement or an amendment thereto, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant's estate, as the case may be.

          6.7 Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

     7. Other Stock-Based Awards.

          7.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 7.2 hereof, the Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards, other than options or restricted stock provided for in Sections 5 and 6, the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 8 and meet the additional requirements imposed by Section 162(m).

          7.2 Limitations. Other Stock-Based Awards granted under this Section 7 shall be subject to a vesting period of at least three years, except that if vesting of the award is subject to the attainment of specified performance goals, a minimum vesting period of one year is allowed.
     Incremental periodic vesting of portions of the award over the required vesting period is permitted. Notwithstanding the minimum vesting periods described in this Section 7.2, the Committee may make special grants of Other Stock-Based Awards with respect to an aggregate of no more than 12,500 shares of Common Stock, as adjusted under Section 4.5, which special awards shall not be subject to any minimum vesting requirements.

     8. Section 162(m) Awards. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, a subsidiary or a division: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, increase in revenues or operating revenues, or customer growth. The performance goals may be subject to such adjustments as are specified in advance by the Committee. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years.

     9. General.

          9.1 Duration. Subject to Section 9.10, this Plan shall remain in effect until all Incentives granted under this Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of this Plan or the applicable Incentive Agreement and all restrictions imposed on shares of Common Stock in connection with their issuance under this Plan have lapsed.

          9.2 Transferability of Incentives. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

               (a) by will;

               (b) by the laws of descent and distribution;

               (c) pursuant to a domestic relations order, as defined in the Code; or

               (d) in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members (as defined below), (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or
          (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family Members" means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.

     Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

          9.3 Dividend Equivalents. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

          9.4 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and set forth in the Incentive Agreement.

          9.5 Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          9.6 Incentive Agreements. An Incentive under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe and set forth in the Incentive Agreement. Such terms and conditions may provide for the forfeiture of an Incentive or the gain associated with an Incentive under certain circumstances to be set forth in the Incentive Agreement, including if the participant competes with the Company or engages in other activities that are harmful to the Company. All terms and conditions of any Incentive shall be reflected in such form of Incentive Agreement as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant duly execute and deliver to the Company a copy of such document as a condition precedent to the effectiveness of the grant of the Incentive. Such document is referred to in this Plan as an "Incentive Agreement" regardless of whether a participant's signature is required.

          9.7 Withholding.

               (a) The Company shall have the right to withhold from any payments or stock issuances under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

               (b) Any participant may, but is not required to, satisfy his or her withholding tax obligation in whole or in part by electing (the "Election") to deliver currently owned shares of Common Stock or to have the Company withhold from the shares the participant otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.

          9.8 No Continued Employment. No participant under this Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          9.9 Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          9.10 Amendment or Discontinuance of this Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

               (a) without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through this Plan, (ii) materially increase the benefits accruing to participants under this Plan, or
          (iii) materially expand the classes of persons eligible to participate in this Plan, or

               (b) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all rights under Section 9.13 hereof.

          9.11 Definition of Fair Market Value. Whenever the "Fair Market Value" of Common Stock or some other specified security must be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date and if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and
     (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

          9.12 Loans. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under this Plan, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under this Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

          9.13 Change of Control

               (a) A Change of Control shall mean:

                    (i) the acquisition by any person of beneficial ownership of
               30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of BNCCORP's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                         (A) any acquisition (other than a Business  Combination
                    (as defined below) which constitutes a Change of Control under Section 9.13(a)(iii) hereof) of Common Stock directly from the Company,

                         (B) any acquisition of Common Stock by the Company,

                         (C) any  acquisition  of Common  Stock by any  employee
                    benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                         (D) any  acquisition of Common Stock by any corporation
                    pursuant to a Business Combination that does not constitute a Change of Control under Section 9.13(a)(iii) hereof; or

                    (ii) individuals who, as of January 1, 2002, constituted the
               Board of Directors of BNCCORP (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by BNCCORP's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of BNCCORP) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                         (A) the individuals and entities who were the beneficial owners of BNCCORP's outstanding Common Stock and BNCCORP's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                         (B) except to the extent  that such  ownership  existed
                    prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either BNCCORP, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                         (C) at least a majority  of the members of the board of
                    directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                    (iv) approval by the  stockholders  of BNCCORP of a complete liquidation or dissolution of BNCCORP.

          For purposes of this Section 9.13, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               (b) Upon a Change  of  Control  of the type  described  in clause
          (a)(i) or (a)(ii) of this Section 9.13 or immediately prior to any Change of Control of the type described in clause (a)(iii) or (a)(iv) of this Section 9.13, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by BNCCORP without the necessity of action by any person. As used in the immediately preceding sentence, `immediately prior' to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

               (c) No later than 30 days after a Change of Control of the type described in subsections (a)(i) or (a)(ii) of this Section 9.13 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (a)(iii) or (a)(iv) of this Section 9.13, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

                    (i) require that all outstanding options or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

                    (ii) make such  equitable  adjustments  to  Incentives  then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                    (iii) provide for  mandatory  conversion or exchange of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the per share exercise price of such options or the per share exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                    (iv) provide that thereafter, upon any exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

               (d) For the purposes of conversions or exchanges  under paragraph
          (iii) of Section 9.13(c), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                    (i) the per  share  price to be paid to  holders  of  Common
               Stock in any such merger, consolidation or other reorganization,

                    (ii) the price per share  offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

                    (iii) in all other events,  the fair market value of a share of Common Stock, as determined by the Committee as of the date determined by the Committee to be the date of conversion or exchange.

               (e) In the event that the consideration offered to stockholders of BNCCORP in any transaction described in this Section 9.13 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.



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